Exhibit 99.1

Date: February 22, 2011
Contact: Jordan Guthmann for XETA Technologies
Jordan@wallerpr.com
(918) 587-1909

XETA Technologies Launches Hospitality Business Unit
Company builds upon its acquisition of Lorica Solutions

BROKEN ARROW, Okla. – XETA Technologies, Inc. (Nasdaq: XETA) today announced the launch of its new hospitality business unit, XETA Hospitality Solutions (XHS). The unit, led by Managing Director Mark Holzberg, former CEO of Lorica Solutions, brings to bear all of the Company’s resources along with newly acquired capabilities and competencies to address the dynamic technology needs of the hospitality industry.

Best known within the hospitality vertical for its 30-year history of providing voice-related products and services to hotels, XETA acquired converged network and broadband (HSIA) specialist Lorica in May 2010 to address the evolving hospitality landscape. Lorica operated as a division of XETA through 2010 until the formation of XHS. With its hospitality industry focus and nearly 3,000 hotel clients, XHS provides U.S. and international hotels and resorts a full range of network, broadband and communications products and managed services.

XETA’s legacy dates back to the early 1980s when it started out as a call accounting system company servicing the hotel industry. “Over the ensuing decades, we expanded into the PBX business and ultimately became a national provider of converged communications solutions in the entire enterprise space,” said Greg Forrest, CEO of XETA. “However, the hospitality vertical has always been a very special and important part of our business. Building on our acquisition of Lorica, we are reinvesting in this dynamic and evolving space with the formation of a business unit devoted to the industry. Under Mark Holzberg’s leadership, XHS is extremely well positioned to be a leader and truly trusted advisor within the hospitality market.”

“As the industry continues to evolve, so has our industry solution set. With the expansion of our product and solutions offerings, we created a standalone unit that is solely focused on the hospitality vertical and that reflects our true capabilities,” said Holzberg. “XETA began as a niche player in the hospitality industry and has a rich history in the market. We plan to build on that history with continued innovation and expansion.”

For more information on XETA Hospitality Solutions, please visit www.xeta.com/markets/Pages/Hospitality.aspx or call 1-877-456-7422.

About XETA Hospitality Solutions
XETA Hospitality Solutions is a business unit of XETA Technologies, Inc. that provides dedicated solutions and services to the hospitality industry, including the design, implementation, management and support of converged communications, broadband and data networks. In addition to XETA’s corporate headquarters in Broken Arrow, Okla., and other remote offices, the Company operates its new XETA Solutions Center adjacent to St. Louis Lambert International Airport. The centrally located 27,000-square-foot XETA Solutions Center houses a 24x7x365 Guest and Staff Help Desk and Network Operations Center, as well as a parts warehouse and staging facility. For more information on XETA Hospitality Solutions, please visit www.xeta.com/markets/Pages/Hospitality.aspx or call 1-877-456-7422.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements concerning expectations for the XETA Hospitality Solutions business unit of XETA Technologies, Inc. These and other forward-looking statements (generally identified by such words as “expects,” “plans,” “believes,” “likely,” “anticipates,” “should,” “may,” “will” and similar words or expressions) reflect management’s current expectations, assumptions, and beliefs based upon information currently available to management. Investors are cautioned that all forward-looking statements are subject to certain risks and uncertainties which are difficult to predict and that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: the risk that the positive results anticipated from creating the hospitality business unit will not materialize as expected; the condition of the U.S. economy and its impact on capital spending in the Company’s markets; changes in regulation and the regulatory environment; failure to adapt product and service offerings to changes in customer preferences and in technology; the successful integration of recently acquired businesses into that of the Company and realization of anticipated synergies and growth opportunities from these transactions; the Company’s involvement in disputes and legal proceedings; changes in Avaya’s strategies regarding the provision of equipment and services to its customers, and in its policies regarding the availability of tier IV hardware and software support and the negative impact that may have on the Company’s services gross margins as well as on customer satisfaction; unpredictable quarter to quarter revenues; continuing success of our Mitel product and service offerings; the Company’s ability to maintain and improve upon current gross profit margins; intense competition and industry consolidation; dependence upon a few large wholesale customers for the recent growth in the Company’s Managed Services offering; the availability and retention of qualified personnel such as revenue professionals, sales agents and certified technicians; and risks related to PAETEC’s acquisition and integration of XETA, such as the ability of PAETEC and XETA to consummate the acquisition. Additional factors that could affect actual results are described in the “Risk Factors” section of the Company’s Form 10-K and Form 10-Q filings with the SEC.